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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 26, 2002


                                  STAPLES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            DELAWARE                   0-17586                  04-2896127
        (STATE OR OTHER        (COMMISSION FILE NUMBER)       (IRS EMPLOYER
JURISDICTION OF INCORPORATION)                              IDENTIFICATION NO.)

                           FIVE HUNDRED STAPLES DRIVE
                         FRAMINGHAM, MASSACHUSETTS 01702
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (508) 253-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

         1. On September 30, 2002, Staples, Inc. (the "Company") completed its previously announced offering of $325.0 million principal amount of its 7.375% Senior Notes due 2012 (the "notes"). The notes were sold in a private placement to qualified institutional investors pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended. Net proceeds to the Company were approximately $319.7 million. The Company expects to use all the net proceeds to finance a portion of the EUR825 million purchase price of the Company's acquisition of the European mail order business of Guilbert SA, a subsidiary of Pinault Printemps Redoute, which was announced in August 2002 (the "European Acquisition").

         Attached as EXHIBIT 99.1 is an excerpt from the private offering memorandum, dated September 25, 2002, which contains a summary description of the notes. This description is only a summary of the terms of the indenture governing the notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. The indenture is attached as EXHIBIT 4.1 and incorporated herein by reference.

            The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

            This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer of the notes was made only by means of a private offering memorandum.

            2. On October 4, 2002, the Company entered into a $325 million 364-Day Term Loan Agreement (the "Term Loan") with a group of commercial banks (the "Banks"), with Fleet National Bank acting as agent. The Company expects to use the Term Loan to finance a portion of the purchase price of the European Acquisition, which the Company expects to close in October 2002.

         Borrowings under the Term Loan will bear interest, at the Company's option, at either (a) the higher of the lead bank's prime rate or the federal funds rate plus 0.50%, or (b) the EURO rate plus a percentage spread based upon certain defined ratios. The Term Loan's financial covenants are the same as the financial covenants of the Company's existing $600 million revolving credit facility. Under the terms of the Term Loan, the Company may only draw on the Term Loan upon European regulatory approval of the European Acquisition. If the European Acquisition has not been consummated by December 31, 2002, then (a) the Banks' commitment to lend funds to the Company under the Term Loan shall expire and (b) any borrowings outstanding as of that date under the Term Loan must be repaid. The Term Loan matures on October 3, 2003.

         Attached as EXHIBIT 10.1 is a copy of the Term Loan Agreement, dated as of October 4, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

EXHIBIT NO.    DESCRIPTION
-----------    -----------
4.1            Indenture, dated September 30, 2002, by and among Staples, Inc., the Guarantor Subsidiaries and HSBC Bank USA, as Trustee, relating to the 7.375% Senior Notes due 2012.

10.1 364-Day Term Loan Agreement, dated as of October 4, 2002, by and among Staples, Inc., the lenders named therein and Fleet National Bank, as agent.

99.1 Excerpt from private offering memorandum, dated September 25, 2002, entitled "Description of Notes".

99.2 Press Release, dated September 26, 2002, relating to the pricing of the offering of the 7.375% Senior Notes due 2012.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         STAPLES, INC.


Date:      October 8, 2002               By:     /s/ JACK VANWOERKOM
                                                 ------------------------------
                                                 Jack VanWoerkom
                                                 Senior Vice President, General
                                                   Counsel and Secretary


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                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------
4.1            Indenture, dated September 30, 2002, by and among Staples, Inc., the Guarantor Subsidiaries and HSBC Bank USA, as Trustee, relating to the 7.375% Senior Notes due 2012.

10.1 364-Day Term Loan Agreement, dated as of October 4, 2002, by and among Staples, Inc., the lenders named therein and Fleet National Bank, as agent.

99.1 Excerpt from private offering memorandum, dated September 25, 2002, entitled "Description of Notes".

99.2 Press Release, dated September 26, 2002, relating to the pricing of the offering of the 7.375% Senior Notes due 2012.


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